UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2008

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307		13-3711155
(Commission File Number)		(IRS Employer Identification No.)

	7005 Southfront Road, Livermore, CA	94551
	(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Certain Officers; Compensatory Arrangements of Certain Officers.

As stated in FormFactor, Inc.’s Proxy Statement for the 2008 Annual Meeting of Stockholders, FormFactor and Jorge L. Titinger, its Senior Vice President, Product Business Group, mutually agreed to eliminate Mr. Titinger’s position as part of the company’s restructuring activities in light of market and business conditions.  Mr. Titinger’s last day of employment with the company will be June 7, 2008.  In connection with his departure, FormFactor and Mr. Titinger entered into a separation agreement and general release dated April 15, 2008 under which the company agreed to provide Mr. Titinger a severance payment of $204,167, reimbursement of health benefits continuation coverage under COBRA through December 2008, executive outplacement services through a provider selected by the company and accelerated vesting of a portion of his restricted stock units representing an aggregate of 18,680 shares.  Mr. Titinger signed a general release and waiver of claims in favor of the company, and continues to be bound by the company’s employment, confidential information and invention assignment agreement.

Item 9.01.          Exhibits.

Exhibit
Number	Exhibit Title or Description
10.01	Separation Agreement and General Release with Jorge L. Titinger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008	FORMFACTOR, INC.

	By:	/s/ STUART L. MERKADEAU
Stuart L. Merkadeau
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
10.01	Separation Agreement and General Release with Jorge L. Titinger